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                                                                Exhibit 4.6

                       CO-SALE/REDEMPTION RIGHTS AGREEMENT

         CO-SALE/REDEMPTION RIGHTS AGREEMENT, dated as of July 25, 2000 (the "AGREEMENT"), by and among FOX PAINE CAPITAL FUND, L.P., a Delaware limited partnership, FPC INVESTORS, L.P., a Delaware limited partnership, WJ COINVESTMENT FUND I, LLC, a Delaware limited liability company, WJ COINVESTMENT FUND II, LLC, a Delaware limited liability company, WJ COINVESTMENT FUND III, LLC, a Delaware limited liability company, WJ COINVESTMENT FUND IV, LLC, a Delaware limited liability company (collectively, the foregoing entities are referred to herein as "SHAREHOLDER"), INVESTOR INTERNATIONAL (CAYMAN) LIMITED, (the "INVESTOR"), and WJ Communications, Inc., a California corporation (the "COMPANY").

                                    RECITALS

         WHEREAS, the Company and Investor have entered into that certain Stock Purchase Agreement dated as July 25, 2000 (the "STOCK PURCHASE AGREEMENT"), pursuant to which Investor is, subject to the terms and conditions thereof, purchasing shares of the Company's Series A Convertible Preferred Stock (such shares, together with the Common Stock of the Company issuable upon conversion thereof, the "INVESTOR STOCK");

         WHEREAS, pursuant to the terms of the Stock Purchase Agreement, the Company and Investor are entering into an Investor's Rights Agreement dated as of even date herewith (the "INVESTOR'S RIGHTS AGREEMENT");

         WHEREAS, in order to induce Investor to make such investment, and to fulfill a condition to Investor's obligation to do so, Shareholder has agreed to enter into this Agreement;

         NOW, THEREFORE, in consideration of the premises and of the terms and conditions contained herein, the parties hereto agree as follows (capitalized terms used herein without definition shall have the same meanings given in the Investor's Rights Agreement):

         SECTION 1.        CO-SALE RIGHTS

         Shareholder agrees that Investor shall have co-sale rights on proposed sales by Shareholder of shares of the Company's capital stock owned by Shareholder as follows:

         (a) NOTICE OF PROPOSED SALE. Shareholder agrees that if it proposes to sell to an unrelated third party, in a single transaction or series of related transactions, shares of the Company's Common Stock owned by Shareholder representing at least ten percent (10%) of the shares of Common Stock outstanding (calculated on a fully-diluted basis at the time of the proposed sale), other than pursuant to (i) an offering registered with the SEC under the Securities Act, or (ii) a non-directed Rule 144 sale in the open market, then Shareholder

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shall first give written notice (the "SALE NOTICE") to Investor, stating that
Shareholder desires to make such sale, referring to this Section 1(a), specifying the number of shares of Common Stock proposed to be sold by Shareholder pursuant to the offer (the "OFFER SHARES"), and specifying the price, the form of consideration and the material terms pursuant to which such sale is proposed to be made.

         (b) CO-SALE ELECTION. Within seven (7) business days of the date that the Sale Notice is given, Investor shall deliver to Shareholder a written notice stating whether it elects to sell a pro rata portion of its Investor Stock (equal to the result of MULTIPLYING (A) the number of Offer Shares (after giving effect to any co-sale, tag-along or similar rights any other third parties may have) by (B) a fraction, the numerator of which is the total number of shares of Investor Stock, calculated on a fully converted basis, and the denominator is the total number of shares of Common Stock owned by Shareholder (the fraction described in this clause (B) being referred to as Investor's "PRO RATA PORTION")) to such proposed transferee on the same terms and conditions as Shareholder (with respect to the Investor, its "CO-SALE SHARES"). An election pursuant to this Section 1(b) shall constitute an irrevocable commitment by Investor to sell such Investor Stock to the proposed transferee if the sale of Offer Shares to the proposed transferee occurs on the terms contemplated by the Sale Notice. In order to participate in such sale with respect to its Co-Sale Shares, Investor shall be required to execute and deliver the agreement or agreements governing such transaction on the same terms and conditions as Shareholder; Investor shall execute and deliver such agreement or agreements within three (3) business days of being requested by Shareholder to do so (provided, that the expiration of such period shall not be earlier than ten (10) business days following the date that the Sale Notice is given as provided above), or shall lose its co-sale rights with respect to the transaction contemplated by the Sale Notice. If Investor properly elects to sells Co-Sale Shares pursuant to this Section 1(b), then Shareholder shall not sell any Offer Shares unless the proposed transferee (or Shareholder, at Shareholder's election) purchases the Co-Sale Shares from Investor on the terms specified in the Sale Notice. If Investor does not properly elect to sell Co-Sale Shares pursuant to this Section 1(b), then Shareholder shall be free to sell the Offer Shares on terms no more favorable to Shareholder than those specified in the Sale Notice for a period of ninety (90) days following the expiration of the seven-day period referred to in the first sentence of this paragraph. In the event that Investor is in breach of the foregoing provisions with respect to a transaction identified in a particular Sale Notice, the Company agrees that it will refuse to transfer the applicable Offer Shares on its stock ledger records pursuant to such transaction until the Investor has fully complied with such provisions.

         (c) NO LIABILITY. Notwithstanding any other provision contained in this
Section 1, there shall be no liability on the part of Shareholder in the event that the transaction contemplated by a Sale Notice is not consummated for any reason whatsoever. The decision whether to effect a sale pursuant to this
Section 1 shall be in the sole and absolute discretion of Shareholder.

         (d) PERMITTED TRANSFERS. Notwithstanding anything in this Agreement to the contrary, this Section 1 shall not apply to any distribution or other transfer of shares by Shareholder to any shareholder, member, partner or owner of Shareholder, or any Affiliate thereof.


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         SECTION 2.        RIGHTS IN CONNECTION WITH REDEMPTIONS

         Shareholder agrees to cause Investor to be afforded the following rights in connection with any actual or proposed redemption by the Company of shares of the capital stock of the Company owned by Shareholder:

         (a) REDEMPTION RIGHT. Shareholder and the Company agree that in the event the Company redeems any of the shares of capital stock of the Company held by Shareholder, then Investor shall have a right to participate in the redemption of such shares (in a substantially contemporaneous transaction) in accordance with its Pro Rata Portion. In the event the Board of Directors of the Company determines to redeem any of the shares of capital stock of the Company owned by Shareholder, the Company shall deliver written notice (the "REDEMPTION NOTICE") to Investor, stating that the Company intends to make such redemption, referring to this Section 2(a), specifying the number of shares of stock proposed to be redeemed by the Company pursuant to the redemption (the "REDEMPTION SHARES"), and specifying the price, the form of consideration and the material terms pursuant to which such redemption will be made.

         (b) REDEMPTION ELECTION. Within seven (7) business days of the date of receipt of the Redemption Notice, Investor shall deliver to Shareholder a written notice stating whether it elects to have its Pro Rata Portion of the Redemption Shares redeemed (its "ELECTION SHARES"). If Investor properly elects to have its Election Shares redeemed pursuant to this Section 2(b), then the Company shall redeem the Election Shares from Investor or, alternatively, Shareholder shall purchase the Election Shares from Investor at the same price paid in the redemption transaction (in the case of preferred shares, calculated on an as-converted basis) and otherwise on the terms specified in the Redemption Notice.

         SECTION 3.        GENERAL PROVISIONS

         (a) NOTICES. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered, mailed or transmitted, and shall be effective upon receipt, if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address) or sent by electronic transmission (provided that a confirmation copy is sent by another approved means) to the telecopier number specified below:

                  If to Shareholder:

                           Fox Paine Capital Fund, L.P.
                           FPC Investors, L.P.
                           WJ Coinvestment Fund I, LLC
                           WJ Coinvestment Fund II, LLC
                           WJ Coinvestment Fund III, LLC
                           WJ Coinvestment Fund IV, LLC
                           c/o Fox Paine & Company, LLC
                           950 Tower Lane


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                           Suite 1150
                           Foster City, California 94404
                           Telephone No.: (650) 235-2075
                           Telecopier No.:

                           with a copy to:

                           Wachtell, Lipton, Rosen & Katz
                           51 West 52nd Street
                           New York, New York 10019
                           Attention: Mitchell S. Presser
                           Telephone No.: (212) 403-1000
                           Telecopier No.: (212) 403-2000

                           with a copy to:

                           Irell & Manella LLP
                           333 South Hope Street, Suite 3300
                           Los Angeles, California 90071
                           Attention:  Anthony T. Iler
                           Telephone No.:  (213) 620-1555
                           Telecopier No.:  (213) 229-0515

                  If to Investor:

                           Investor International (Cayman) Limited
                           P.O. Box 309
                           Ugland House
                           South Church Street
                           Grand Cayman
                           Cayman Islands
                           British West Indies
                           Attention:  Alain Andrey
                           Telephone No.:  (345) 949-8066
                           Telecopier No.:  (345) 949-8080

           (b) HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

           (c) SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.


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           (d) ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties and supersedes all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof, except as otherwise specifically provided in this Agreement.

           (e) ASSIGNMENT; PARTIES IN INTEREST. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, but shall not be assignable by any party hereto without the prior written consent of the other parties. Nothing contained in this Agreement, express or implied, is intended to confer upon any person, other than the parties to this Agreement and their respective permitted successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

           (f) FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

         (g) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to rules respecting conflicts of law.

         (h) COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

         (i) CONSTRUCTION. All Section references are to this Agreement, unless otherwise expressly provided. As used in this Agreement, (a) "HEREOF", "HEREUNDER", "HEREIN" and words of like import shall be deemed to refer to this Agreement in its entirety and not just a particular Section of this Agreement and (b) unless the context otherwise requires, words in the singular number or in the plural number shall each include the singular number or the plural number, words of the masculine gender shall include the feminine and neuter, and, when the sense so indicates, words of the neuter gender shall refer to any gender.

         (j) TERM OF AGREEMENT. This Agreement shall remain in force until the earlier of (i) three years following the date hereof, or (ii) the date that Investor ceases to own at least twenty-five percent (25%) of the Investor Stock owned by Investor as of the date of this Agreement. After such time, the rights of Investor and other terms herein shall terminate and be of no further force or effect.

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         IN WITNESS WHEREOF, Shareholder and Investor have caused this Agreement to be executed as of the date first written above by their respective officers and representatives thereunto duly authorized.

                          FOX PAINE CAPITAL FUND, L.P.

                                By:  Fox Paine Capital, LLC, its General Partner

                                By:__________________________________
                                               W. Dexter Paine, III

                          FPC INVESTORS, L.P.

                                By:  Fox Paine Capital, LLC, its General Partner

                                By:__________________________________
                                               W. Dexter Paine, III

                          WJ COINVESTMENT FUND I, LLC

                                By: Fox Paine Capital, LLC
                                Its: Manager

                                By:__________________________________
                                               W. Dexter Paine, III

                          WJ COINVESTMENT FUND II, LLC

                                By: Fox Paine Capital, LLC
                                Its: Manager

                                By:__________________________________
                                               W. Dexter Paine, III


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                          WJ COINVESTMENT FUND III, LLC

                                By: Fox Paine Capital, LLC
                                Its: Manager

                                By:__________________________________
                                               W. Dexter Paine, III

                          WJ COINVESTMENT FUND IV, LLC

                                By: Fox Paine Capital, LLC
                                Its:  Manager

                                By:__________________________________
                                               W. Dexter Paine, III

                          INVESTOR INTERNATIONAL (CAYMAN) LIMITED

                                By: _________________________________
                                Name: _______________________________
                                Title:  _______________________________

                          WJ COMMUNICATIONS, INC.

                                By:______________________________
                                Name:  Malcolm J. Caraballo
                                Title:  President & Chief Executive Officer


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